Exhibit 99.2

 Highly confidential and proprietary information. Unauthorized distribution without prior consent from Cohen & Company Capital Markets is strictly prohibited.  Investor Presentation  September 2023

 2  This presentation (this “Presentation”) is provided for information purposes only and has been prepared to assist interested parties in making their own evaluation with respect to a potential business combination between Focus Impact Acquisition Corp. (“FIAC") and DevvStream Holdings Inc. (“DevvStream” or “the Company”) and the related transactions (the “Contemplated Business Combination") and for no other purpose. By reviewing or reading this Presentation, you will be deemed to have agreed to the obligations and restrictions set out below. Without the express prior written consent of FIAC and DevvStream, this Presentation and any information contained within it may not be (i) reported (in whole or in part), (ii) copied at any time, (iii) used for any purpose other than your evaluation of the Contemplated Business Combination or (iv) provided to any other person except your employees and advisors with a need to know who are advised of the confidentiality of the information. This Presentation supersedes and replaces all previous oral or written communications relating to the subject matter hereof. Information disclosed in this Presentation is current as of September 12, 2023, except as otherwise provided herein, and neither DevvStream nor FIAC undertakes or agrees to update this presentation after the date hereof.   By your acceptance of this Presentation, you acknowledge that applicable securities laws restrict a person who has received material, non-public information concerning a company from purchasing or selling securities of such company and from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.  Certain information included herein describes or assumes the expected terms that will be included in the agreements to be entered into by the parties to the Contemplated Business Combination. Such agreements are under negotiation and subject to change. The consummation of the Contemplated Business Combination is also subject to other various risks and contingencies, including customary closing conditions. These risks and contingencies are described more fully in the section entitled “Risk Factors” in the Appendix to this Presentation. There can be no assurance that definitive agreements regarding the Contemplated Business Combination will be entered into or that the Contemplated Business Combination will be consummated, with the terms described herein or otherwise. As such, the subject matter of this Presentation is evolving and is subject to further change by FIAC, DevvStream and Focus Impact Sponsor, LLC (“FIAC Sponsor") in their joint and absolute discretion.  Neither the Securities and Exchange Commission (“SEC”) nor any securities commission of any other U.S. or non-U.S. jurisdiction has approved or disapproved of the Contemplated Business Combination described herein or determined that this Presentation is truthful or complete. No representations or warranties, express or implied, are given in, or in respect of, this Presentation, and no person may rely on any of the information or projections contained herein. To the fullest extent permitted by law, in no circumstances will FIAC, DevvStream, FIAC Sponsor, any placement agent or any of their respective subsidiaries, stockholders, affiliates, representatives, directors, officers, employees, advisers or agents be responsible or liable for any direct, indirect or consequential loss or loss of profit arising from the use of this Presentation, its contents, its omissions, reliance on the information contained within it, or any opinions communicated in relation thereto or otherwise arising in connection therewith.  Disclaimers

 3  Forward-Looking Statements  This Presentation includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. These forward-looking statements, including, without limitation, FIAC’s and DevvStream’s expectations with respect to future performance and anticipated financial impacts of the Contemplated Business Combination, estimates and forecasts of other financial and performance metrics, projections of market opportunity and market share, the satisfaction of the closing conditions to the Contemplated Business Combination and the timing of the completion of the Contemplated Business Combination, are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by FIAC and its management, and Devvstream and its management, as the case may be, are inherently uncertain and subject to material change. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. certain other risks are identified and discussed in. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) changes in domestic and foreign business, market, financial, political, and legal conditions; (2) the amount of redemptions by FIAC’s public stockholders in connection with the Contemplated Business Combination; (3) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the proposed transactions; (4) the outcome of any legal proceedings that may be instituted against FIAC, DevvStream, the combined company or others; (5) the inability of the parties to successfully or timely consummate the Contemplated Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Contemplated Business Combination or that the approval of stockholders is not obtained; (6) changes to the proposed structure of the proposed transactions that may be required or appropriate as a result of applicable laws or regulations; (7) the ability to meet stock exchange listing standards following the consummation of the proposed transactions; (8) the risk that the proposed transactions disrupts current plans and operations of FIAC or DevvStream as a result of the announcement and consummation of the proposed transactions; (9) the ability to recognize the anticipated benefits of the proposed transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (10) costs related to the proposed transactions; (11) changes in applicable laws or regulations; (12) risks related to extensive regulation, compliance obligations and rigorous enforcement by federal, state, and non-U.S. governmental authorities; (13) the possibility that FIAC, DevvStream or the combined company may be adversely affected by other economic, business, and/or competitive factors; (14) risks relating to DevvStream’s key intellectual property rights; (15) the Company’s estimates of expenses and profitability and underlying assumptions with respect to stockholder redemptions and purchase price and other adjustments; (16) various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in FIAC’s final prospectus relating to its initial public offering, filed with the SEC on October 27, 2021, and other filings with the SEC, including the registration statement on Form S-4 to be filed by FIAC in connection with the transaction (the “Registration Statement”); and (17) certain other risks identified and discussed in DevvStream’s Annual Information Form for the year ended July 31, 2022, and DevvStream’s other public filings with Canadian securities regulatory authorities, available on DevvStream’s profile on SEDAR at www.sedarplus.ca. If any of these risks materialize or FIAC’s, DevvStream’s or FIAC Sponsor’s assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that FIAC, Devvstream or FIAC Sponsor does not presently know or that it currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect FIAC’s, DevvStream’s or FIAC Sponsor’s expectations, plans or forecasts of future events and views as of the date of this Presentation. While FIAC, Devvstream or FIAC Sponsor may elect to update these forward-looking statements at some point in the future, FIAC, Devvstream and FIAC Sponsor specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing FIAC’s, DevvStream’s or FIAC Sponsor’s assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements.   No representations or warranties expressed or implied are given in, or in respect of, this Presentation. Industry and market data used in this Presentation have been obtained from third-party industry publications and sources as well as from research reports prepared for other purposes. Neither Devvstream, FIAC nor FIAC Sponsor has independently verified the data contained from these sources and cannot assure you of the data’s accuracy or completeness. Such data is subject to change. Recipients of this Presentation should not consider its contents, or any prior or subsequent communications from or with Devvstream, FIAC or FIAC Sponsor or their respective representatives as investment, legal or tax advice. In addition, this Presentation does not purport to be all-inclusive or to contain all of the information that may be required to make a full analysis of Devvstream, FIAC or FIAC Sponsor. Recipients of this Presentation should each consult their own legal adviser, independent financial adviser or tax adviser for legal, financial or tax advice, make their own evaluation of Devvstream, FIAC and FIAC Sponsor and of the relevance and adequacy of the information and make such other investigations as they deem necessary.  The data contained herein is derived from various internal and external sources. No representation is made as to the reasonableness of the assumptions made or within or the accuracy or completeness of any projections or modeling or any other information contained herein. Any data on past performance or modeling contained herein is not an indication as to future performance. Devvstream, FIAC and FIAC Sponsor assume no obligation to update the information in this Presentation. In this Presentation, all amounts are in United States dollars, unless otherwise indicated.  Investments in any securities described herein have not been approved or disapproved by the SEC or any other regulatory authority, nor has any authority passed upon or endorsed the merits of the Contemplated Business Combination or the accuracy or adequacy of the information contained herein. Any representation to the contrary is a criminal offense.  Disclaimers (continued)

 4  Financial Outlook  This Presentation contains statements that are considered financial outlook within the meaning of applicable Canadian securities laws (“Financial Outlook”), including statements regarding EBITDA margins on DevvStream’s Carbon Management and Carbon Investment segments, revenue and EBITDA margin estimates for DevvStream’s portfolio of projects. These statements are subject to the same assumptions, risk factors, limitations and qualifications as set forth above. In addition, certain key assumptions that underpin the Financial Outlook are as follows: the timing and duration of projects and the number of credits issued and the pricing of such credits. The methodology used by Devvstream to forecast revenue differs for different contracts, but generally relies on inputs from DevvStream’s operations staff and its contractual partners, which may prove to be inaccurate. With respect to any references to the Company’s EBITDA herein, the related revenue calculations include the Company’s interest in its joint venture with 1824400 Alberta Limited. Financial Outlook contained in this Presentation was prepared using the same accounting principles that the parties expect the combined company to use in preparing its financial statements for the applicable periods covered by such Financial Outlook. Financial Outlook was made as of the date of this Presentation and is provided for the purpose of describing anticipated sources, amounts and timing of revenue generation and the combined company’s business model. Although Financial Outlook presented in this Presentation is based on reasonable expectations developed by DevvStream’s management, the assumptions and estimates underlying such Financial Outlook are subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of the combined company. Accordingly, the Financial Outlook are only estimates and are necessarily speculative in nature and actual results may vary materially from such Financial Outlook. Financial Outlook contained in this Presentation should not be used for purposes other than for which it is disclosed herein.   Non-IFRS Measures  In this Presentation, reference is made to EBITDA margins (“Non-IFRS measures”). DevvStream believes that these Non-IFRS measures are useful indicators with regard to understanding the business model of the combined company. These Non-IFRS measures are not generally accepted financial measures under International Financial Reporting Standards (“IFRS”) and do not have standardized meanings prescribed by IFRS. Investors are cautioned that none of these Non-IFRS measures should be considered as an alternative to earnings, earnings per share, or cash flow, as determined in accordance with IFRS. As there is no standardized method of calculating any of these Non-IFRS measures, DevvStream’s method of calculating each of them may differ from the methods used by other entities and, accordingly, DevvStream’s use of any of these Non-IFRS measures may not be directly comparable to similarly titled measures used by other entities. Accordingly, these Non-IFRS measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS.   EBITDA margins is defined as earnings determined in accordance with IFRS, adding back the following line items form the consolidated income statement: interest, taxes, depreciation and amortization.  Non-GAAP Measures  This Presentation includes certain financial measures not presented in accordance with generally accepted accounting principals (“GAAP”). These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items are significant in understanding and assessing DevvStream’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that DevvStream’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. DevvStream believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to DevvStream’s financial condition and results of operations.  This Presentation also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, DevvStream is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.  Disclaimers (continued)

 5  Additional Information and Where to Find It  In connection with the Contemplated Business Combination, FIAC and Devvstream intend to prepare, and FIAC intends to file a Registration Statement on Form S-4 (the “Registration Statement”) containing a prospectus with respect to the securities to be issued in connection with the Contemplated Business Combination, a proxy statement with respect to the stockholders’ meeting of FIAC to vote on the Contemplated Business Combination and certain other related documents. Investors, securityholders and other interested persons are urged to read, when available, the preliminary proxy statement/prospectus in connection with FIAC’s solicitation of proxies for its special meeting of stockholders to be held to approve the Contemplated Business Combination (and related matters) and general amendments thereto and the definitive proxy statement/prospectus because the proxy statement/prospectus will contain important information about FIAC, Devvstream and the Contemplated Business Combination. When available, FIAC will mail the definitive proxy statement/prospectus and other relevant documents to its stockholders as of a record date to be established for voting on the Contemplated Business Combination. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that FIAC will send to its stockholders in connection with the Contemplated Business Combination. Once the Registration Statement is declared effective, copies of the Registration Statement, including the definitive proxy statement/prospectus and other documents filed by FIAC or Devvstream with the SEC, may be obtained , free of charge, by directing a request to Focus Impact Acquisition Corp., 250 Park Avenue, Suite 911, New York, New York 10177. The preliminary and definitive proxy statement/prospectus to be included in the Registration Statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).  Participants in the Solicitation  FIAC and its directors, executive officers, other members of management, and employees, may be deemed to be participants in the solicitation of proxies of FIAC’s stockholders in connection with the Contemplated Business Combination under SEC rules. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of FIAC’s stockholders in connection with the Contemplated Business Combination will be in the Registration Statement and the proxy statement/prospectus included therein, when it is filed with the SEC. To the extent that holdings of FIAC’s securities have changed since the amounts printed in FIAC’s Registration Statement on Form S-1 relating to its initial public offering, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors and security holders may obtain more detailed information regarding the names and interests in the Contemplated Business Combination of FIAC’s directors and officers in FIAC’s filings with the SEC and such information will also be in the Registration Statement to be filed with the SEC, which will include the proxy statement/prospectus of FIAC for the Contemplated Business Combination.   Devvstream and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of FIAC in connection with the Contemplated Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Contemplated Business Combination will be included in the proxy statement/prospectus of FIAC for the Contemplated Business Combination when available. You may obtain free copies of these documents as described in the preceding paragraph.   No Offer or Solicitation  This Presentation relates to the Contemplated Business Combination and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote in any jurisdiction pursuant to the Contemplated Business Combination or otherwise, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, or an exemption therefrom, and otherwise in accordance with applicable law.  RISK FACTORS  For a description of the risks relating to Devvstream, FIAC and the Contemplated Business Combination, please see “Risk Factors” in the Appendix to this Presentation.  Disclaimers (continued)

 6  Table of Contents  1  2  3  4  A  Executive Summary  Introduction to DevvStream   DevvStream Platform Overview  Financial Overview  Appendix – Supplementary Information and Risk Factors

 Executive Summary  Section I

The Social Forward SPAC - Focus Impact Acquisition Corp.

DevvStream is the Perfect Fit for Focus Impact's Mission

Focus Impact has created this ***Social Forward*** vehicle as a response to stakeholders' demands for companies to deliver both financial and societal value

The Focus Impact team brings decades of investing and operating experience, along with strategic relationships to help fuel growth for DevvStream

Exchange: Ticker	NASDAQ: FIAC
IPO Proceeds	$230.0M
IPO Pricing Date	Oct 2021
SPAC Term	18 months +12 month ext.



Carl Stanton

CHIEF EXECUTIVE OFFICER

Invesco · Wellspring Capital Management LLC



Wray Thorn

CHIEF INVESTMENT OFFICER

Two Sigma · Marathon Asset Management



Ernest Lyles

CHIEF FINANCIAL OFFICER

HiGRO · UBS

8

Today's Presenters

DevvStream's Dedicated Leadership

Previous Experience



Sunny Trinh
CHIEF EXECUTIVE OFFICER

- ~25 years experience in tech, CSR, ESG & carbon markets
- Led innovation, engineering and sales at Avnet (NASDAQ: AVT) and Arrow Electronics (NYSE: ARW) working with dozens of companies in renewable and energy efficiency technologies



Chris Merkel
CHIEF OPERATING OFFICER

- ~25 years experience in business development and operations
- Held various senior-level business development roles at Avnet (NASDAQ: AVT) and Arrow Electronics (NYSE: ARW)



David Goertz
CHIEF FINANCIAL OFFICER

- ~22 years experience in public accounting, taxation, and business advisory
- Deep understanding of public company operations, restructurings, acquisitions & IPOs



David Oliver
HEAD OF CARBON

- ~15 years experience in the compliance and voluntary carbon markets; leads the development of Canada's first National Carbon Association
- Carbon monetization advisor to industry and federal and provincial governments in Canada

9

Illustrative Transaction Summary

ILLUSTRATIVE KEY TRANSACTION HIGHLIGHTS

- Pre-money equity value of DevvStream of ~$145M
- ~$213M enterprise value of the combined company to market
- Pro-forma equity value of the combined company of ~$263M
- Assumes ~66% redemptions, leaves ~$20M of Cash in Trust, and an assumed ~$33M raised via PIPE
- ~$40M of cash held on the pro-forma balance sheet
- DevvStream shareholders rolling 100% of their equity, will own ~58% of the combined company

ILLUSTRATIVE SOURCES & USES

Sources	$M
DevvStream Rollover Equity	145
Cash in Trust	20
PIPE	33[1]
Existing Cash on Balance Sheet	2
Total Sources	**$200**

Uses	$M
Equity to DevvStream	145
Deal Expenses	15
Cash to Balance Sheet	40
Total Uses	**$200**

ILLUSTRATIVE PRO FORMA VALUATION

Pro Forma Capitalization	
PF Shares Outstanding (M)	24.6
Share Price at Merger ($)	$10.2
Pro Forma Equity Value ($M)	**$252**
(+) Existing Debt ($M)	$0
(-) Pro Forma Cash ($M)	$(40)
Pro Forma Enterprise Value ($M)	**$213**

ILLUSTRATIVE PRO FORMA OWNERSHIP


7.0%
13.2%
8.0%
14.0%
57.8%
DevvStream Shareholders – 14.2M Shares
SPAC Sponsor – 3.5M Shares
SPAC Shareholders – 2.0M Shares
PIPE Investors – 3.2M Shares
Transferred Sponsor Shares – 1.7M Shares

NOTE:
24.6M pro forma shares outstanding at $10.20 per common share / Pro forma ownership excludes impact of SPAC warrants / Assumes ~66% redemption from cash in trust. Excludes interest earned in the trust. SPAC cash amount subject to change depending on the actual redemption levels and interest earned in the trust / Excludes dilutive impact of any unvested options
(1) Represents an uncommitted amount of PIPE financing. Neither FIAC nor DevvStream can assure you that such funds will become committed in the future.

DevvStream
10

 Introduction to DevvStream  Section II

Why are Carbon Credits so Important?

Carbon Credits are a financial tool[1] designed to help organizations advance decarbonization efforts by funding environmentally conscious projects

Significant and Growing Market

Global Carbon Market Traded Value[2]



$ in Billions
CAGR ~18.3%
$979
$2,680
2018A
2019A
2020A
2021A
2022A
2023E
2024E
2025E
2026E
2027E
2028E

Voluntary Carbon Market[3]



$250B
CAGR ~49.5%
$2B
2022A
2030E

Carbon Credits are Generated in Two Ways

Nature-Based Solutions

- Includes protection, restoration, and management of natural ecosystems
- Makes up majority of current carbon credit market
- Can provide up to 20% of carbon emission reductions needed by 2050[4]

Technology-Based Solutions

- Leverages innovative technology and capital to further avoid / reduce carbon emissions
- Limited number of players
- Addresses many of the issues that currently exists in the carbon market
- Necessary solution to provide ~80%+ of carbon mission reductions required by 2050[4]

DevvStream is a leading carbon credit company focused on technology-based solutions

(1) Equal to one metric ton of carbon dioxide removed
(2) Deadal Research - Global Carbon Credit Market: Traded Value Analysis (Figures 5 & Figure 6)
(3) Barclays Voluntary Carbon Markets Report
(4) American University School of International Service, "Fact Sheet: Nature-Based Solutions to Climate Change"

12

 13  About DevvStream  DevvStream is a CAPEX-light carbon credit generation company focused on technology-based projects  Providing a turnkey solution to help companies generate, manage and monetize environmental assets through carbon credits  With Environmental, Social and Governance (“ESG”) at the core of every investment  Utilizing blockchain technology to drive trust and transparency across the credit lifecycle  Leveraging partnerships with market leaders and decades of experience  1. Co-Development Process  3. Funds Flow to DevvStream & Co-Developers  2. Sales of Carbon Credits  Monetization  Corporations  Countries  Developers  Corporations  Non-Profits

Investment Highlights

Regulatory Tailwinds Drive Significant Visibility and Predictability

Opportunity
DevvStream plays a critical role in large and fast-growing carbon credit market by co-developing high-quality credits from credible decarbonization projects

Disruptive Advantage
>90% of DevvStream's CY 2025 credits are technology-based, and bolstered by proprietary IP, providing enhanced credibility & transparency for buyers vs legacy methods

Business Model
CAPEX-light business model with long-term recurring revenue streams, high margins, and material potential to expand

Regulation
~97% of estimated revenue in CY 2025 is expected to be generated by compliance credits, providing higher pricing and demand transparency

Investment Friendly
DevvStream is already public and is uplisting from the nascent TSX: CBOE to NASDAQ for greater access to capital and investor transparency

DevvStream 14

 SECTION III  DevvStream Platform Overview

 We Solve Pain Points for Buyers and Developers  DEVELOPERS  BUYERS  THE DEVVSTREAM SOLUTION  Technology  Lack of technical know-how   Lack of perceived credit quality  Concern over proper control and accounting of credits  Industry-leading carbon expertise authority  Deep knowledge and relationships with recognized registries   Blockchain & and exclusive IP in credit development & commercialization  Only US publicly listed carbon co-developer, with requisite transparency and controls  Risks of poor credit quality  Risk of negative brand impact  Concern over controls and program integrity   Long-term maintenance of projects  Market  Lack of relationships and credibility to market participants  Lack of market and pricing know-how  Diversified range of project developers, project types, and regions   Global network of credit buyers including long-term purchase agreements  Deep expertise in price discovery with buyers across the value chain  Need for a steady & diverse supply of high-quality credits across regions & project types   Need for fair & transparent credit pricing  Capital  Counterparty credit risk  Lack of development financing  Documents de-carbonization impact to facilitate capital formation to project developers  Well-capitalized with no debt  Counterparty credit risk  16

 Quantification  Can provide more accurate quantification  Straight-forward, verifiable measurement of environmental benefits  Timing  Can often be implemented more quickly than legacy projects  Scalability  Can often be scaled up or replicated more easily than legacy projects  Financial Efficiency  Can often be more financially efficient than legacy projects  Can result in lower costs for the equal emissions reductions  Predictability  Can often provide more predictable and consistent results than legacy projects  May not be subject to various environmental or political variables  Alignment  Likely aligned with most of the United Nations’ Sustainable Development Goals  17  DevvStream Advantages  Given the ease with which the projects are measured, annual audits are straight-forward for technology-based projects when compared to legacy projects, particularly those on a blockchain  Focused on efficient, repeatable, and scalable technology-based projects

Low-Risk Revenue Model

Asset-light Carbon Management Programs are Expected to Make Up 100% of Projected Revenue

A — Carbon Investment Financial Profile

- ✓ DevvStream acts as project manager controlling all major aspects of the project
- ✓ Long-term contractual revenue stream with minimal operating requirements
- ✓ DevvStream retains 90 – 100% of the carbon credit stream generated by the project
- ✓ Average investment amount of $500K – $2.5M per project
- ✓ Target payback period of 2 years for each project, with a 10+ year stream

B — Carbon Management Financial Profile

- ✓ DevvStream acts as project manager controlling all major aspects of the project
- ✓ Long-term contractual revenue stream with minimal operating requirements
- ✓ DevvStream retains 25 – 50% of the carbon credit stream generated, with no investment required from DevvStream
- ✓ DevvStream is required to pay for the project design document and certification costs
- ✓ Expected to make up all of 2025E projections

Source: Management estimates

DevvStream
18

 End-to-End Carbon Credit Solution  19  7 Stages in the Tech-Based Carbon Credit Cycle  Responsible Party   Commentary  Technology Partner  Issuance  Verification  Validation  Project Design Document  Project Idea Note  1  2  3  4  5  End Buyer  6  End Buyer  6  Retirement  7  Corporations    &   Governments  Wholesaler  (No Credit Ownership)  Retailer  (With Credit Ownership)  Companies with technologies that reduce energy consumption and/or emissions and need guidance on generating carbon credits  DevvStream provides an end-to-end solution to generate and monetize carbon credits leveraging partner technology and proprietary process  Global corporations and governments buying credits to lower carbon footprint and meet net zero goals

 The Value of Our Project Data Platform  20  Offset Projects  Blockchain  for Transparency & Trust  Credit Sourcing  Verification & Credit Issuance  Offset Registries  Environmental Project Management Platform  Environmental Asset Management for Credit Management  Long-Term Contracts  MRVs  for Credit Generation  A first of its kind platform for storing and managing all project and program data on Devvio’s DevvX blockchain, including Project Design Documents (PDD’s), quantification methodologies, validation and verification reports, project/program specific data & registry credit issuance  The platform will offer full provenance of data, providing trust and visibility not offered by any other carbon credit developer, investor or registry  DevvX is the world’s lowest carbon footprint blockchain. It uses 1 million times less energy than Bitcoin per transaction1  Access to Xpansiv’s CBL Market and EMA platform  The Environmental Management Account will allow us to manage our assets (credits) held on Verra, ACR and other registries from one place, including the transfer of credits to partners  An important piece of our operational eco-system, proving to partners and investors that we have the tools to execute  Carbon Credit Sale  (1) Source :: Devvio, through 3rd party calculations  Global Network Buyers  Validators & Verifiers

Resource Optimization is a Key Focus

DevvStream's proprietary Project Brief Assessment Tool ("PBAT") is a systematic, methodical process to assess and mitigate project risks

PBAT process overview

1. Project Assessment

2. Quantifying the Carbon Credits and Revenue Potential

Evaluation of:



Commercial aspects
Technical aspects
32
unique, weighted categories within four broader ones
Legal aspects
Financial aspects

Assessment of DevvStream's pipeline opportunities:

- PBAT is used to provide an initial assessment for all opportunities
- Designed to significantly reduce investment risk
- Efficient and reliable initial assessment of project risk

Assessment as a transaction advisor:

- PBAT is also used to perform assessments on third party projects
- Advisory income diversifies DevvStream's revenue streams
- Broadens DevvStream's network of project developers

Case Study: LED Retrofit in Equatorial Guinea

- Initial investment to replace up to 4M 100W incandescent bulbs with 7W LED bulbs
- Using PBAT, DevvStream identified meaningful conflicts of interest and decided not to pursue the opportunity

Case Study: PPP Hydrogen Project

- DevvStream was contracted to provide a risk assessment on a potential hydrogen project in Canada
- Using PBAT, DevvStream identified that the hydrogen produced would be more harmful to the environment than natural gas
- As a result, DevvStream's client modified their approach to the project

DevvStream
21

 Large and Diversified Pipeline  22  Total pipeline represents an opportunity to generate 30M+ credits/year ($450M+/year) across 140+ projects  Source: Management estimates  Note: DevvStream’s pipeline, including the potential investment opportunity and the amount of credits generated represents an estimate by management based on projects under various states of contract negotiation and evaluation by DevvStream  ACTIVE PROJECTS  Multiple opportunities for expansion exist for each contract

Scalable Approach to Intellectual Property Design

Traditional Method

OFFSET PROJECT (traditional approach)

- Single activity
- Single location
- Single project owner

Development cost $50k – $75k[1]

Annual maintenance cost $15k – $25k[1]

Pros: Simple, cheap, ideal for forestry (single location/owner)

Cons: Cost inefficient, scalability limitations

DevvStream's Method

OFFSET PROJECT (Program of Activities, PoA)

- Unlimited number of activities
- Multiple locations
- Multiple project owners

Development cost $75k – $150k[1]

Annual maintenance costs $25k – $60k[1]

Pros: Cost efficiency, scalability, unlimited # of activities, partners, adaptability to jurisdictional credit programs

Cons: Complexity, data management, higher cost

DevvStream has 2 patents pending for the Program Approach for carbon credits

1
- ✓ Process for aggregating micro-projects to make them economically viable for carbon credits
- ✓ Reduces cost and time for generating credits
- ✓ Applicable to most technology-based projects

2
- ✓ Consolidated multiple projects into in a single management point
- ✓ Applicable to multiple mitigation activities including energy efficiency, fuel switching, carbon capture and building portfolios
- ✓ Applicable to any building, facility or campus

(1) Source: Management estimates

DevvStream

23

 Delivering Energy Efficiencies in Industrial Facilities  24  Illustrative Case Study 1: Industrial Energy Reduction   THE OPPORTUNITY  Large Telecom with up to 55,000 facilities, including multiple electronic manufacturing facilities  Hospital group with 1,800 locations  PROJECT TYPE  Energy Efficiency  REGION  US and Canada  DEVELOPMENT COST EST.  $150K for PDD and registration  FIRST CARBON CREDIT  2024  PROJECT TERM  10 years  ESTIMATED CREDITS PER YEAR  600K for first 3,000 facilities  CAPEX REQUIREMENT  De minimis   ALIGNMENT TO UN SDGS  Illustrative Case Study 2: Sustainable Semiconductor Facilities  THE OPPORTUNITY  Partnership a non-profit with over 2000 members  First project with Global Foundries  Already have potential buyer at $15 per credit  Several other manufacturers to follow  PROJECT TYPE  Energy Efficiency  REGION  Global (Singapore initially)  DEVELOPMENT COST EST.  $150K for PDD and registration  FIRST CARBON CREDIT  2024  PROJECT TERM  10 years  ESTIMATED CREDITS PER YEAR  500K for first facility  CAPEX REQUIREMENT  De minimis   ALIGNMENT TO UN SDGS  Source: Management estimates

 Multiple Levers for Sustained Growth  25  Expand Programs Across Geographies(1)  Execute on Existing Contracts  Create Adjacent Programs  Fund High-ROI Development Projects  (1) Existing programs are: Building Efficiency, Low-Carbon Construction, EV Charging, Abandoned Oil Wells, and Clean Water

 Section IV  Financial Overview

 Financial Highlights  27  Recurring Revenue Streams  Repeatable Growth Model  High-Margin Projects  Low CAPEX Requirement  Diversified Revenue Engines

 28   (in millions except credits generated)  CY 2023  CY 2024  CY 2025   # of Credits Generated  5,000   559,821   1,157,545   Net Revenue  $0.0  $13.0   $55.1   (-) Operating Expenses  ($0.0)   ($0.2)  ($0.4)  (-) Corporate Expenses  ($3.3)  ($6.1)  ($9.6)   EBITDA  ($3.3)  $6.7  $45.1    Net Income  ($3.3)  $6.0  $31.6   2025 Credits Generated by Project  2025 Net Revenue by Project  High Level Financial Profile and Segmentation  ~$55.1M  ~1.2M  Note: See the disclaimers regarding “Financial Outlook”, “Non-IFRS Measures and “Non-GAAP Measures” for additional information.

 29  Geography  Regulation  Credit Type  % of 2025 Credits  % of 2025 Revenue  Project-Level Detail  Note: See the disclaimers regarding “Financial Outlook”, “Non-IFRS Measures and “Non-GAAP Measures” for additional information.

 30  Yield & Streaming  Cleantech & Renewables  Business Model  No Green Premium  Sector Focus  Hardware Manufacturing   Near-Term Cash Flow  No Tech Upside  Green Premium  Often CAPEX Intensive  Comparable Company Selection  Key Takeaways  No perfect public comp available, but universe of relevant companies, within which DevvStream will trade  Relevant industries include:  Metals royalty & Streaming  Yield-based Investment Companies  Proprietary Cleantech Manufacturers  Carbon Market Intermediaries  Renewable Energy Developers

 31  CAPEX / 2025 Revenue (%)  2025 Revenue Growth (%)  Cleantech & Renewables  Yield & Streaming  (1)  Growth Benchmarking  Source: Management Projections (CY), FactSet, PitchBook  Note: Market data as of 09/05/2023  Assumes Osisko CAPEX grows at 2% in 2024 and 1% in 2025  Excludes Metalla Royalty & Streaming, Polaris Renewable Energy, and Altius Minerals from the analysis due to limited financial forecast information

 32  CAPEX / 2025 Revenue (%)  2025 EBITDA Margin (%)  Profitability Benchmarking  Cleantech & Renewables  Yield & Streaming  (1)  Source: Management Projections (CY), FactSet, PitchBook  Note: Market data as of 09/05/2023  Assumes Osisko CAPEX grows at 2% in 2024 and 1% in 2025  Excludes Metalla Royalty & Streaming, Polaris Renewable Energy, Lithium Royalty and Altius Minerals from the analysis due to limited financial forecast information available

Comparable Benchmarking

EV / Revenue 2025

Cleantech & Renewables Median:	5.3x
Yield & Streaming Median:	9.4x
DevvStream Implied Multiple:	3.9x


DevvStream
0.4x
0.9x
1.5x
4.4x
4.8x
5.3x
5.3x
5.7x
7.1x
7.7x
8.8x
11.8x
8.4x
9.1x
9.4x
10.2x
12.5x
Canadian Solar
Inspired Plc
Aker Carbon
Polaris Renewable Energy
LanzaTech
ReNew Energy
Montauk Renewables
Atlantica SI
NextEra Energy
Innergex
Clearway Energy
Brookfield Renewable
Lithium Royalty
Sandstorm Gold
Metalla
Osisko Gold Royalties
Altius Minerals

EV / EBITDA 2025[1]

Cleantech & Renewables Median:	9.1x
Yield & Streaming Median:	12.6x
DevvStream Implied Multiple:	4.7x


DevvStream
3.1x
4.2x
5.9x
7.0x
8.1x
10.1x
10.4x
12.0x
13.5x
14.3x
12.2x
12.6x
19.2x
Canadian Solar
Inspired Plc
Polaris Renewable Energy
ReNew Energy
Atlantica SI
Clearway Energy
Innergex
Brookfield Renewable
Montauk Renewables
NextEra Energy
Sandstorm Gold
Osisko Gold Royalties
Altius Minerals

Source: Company, Management Projections – Calendar Year, FactSet
Note: Market data as of 09/05/2023
Assumes a valuation of $213M for DevvStream
(1) Excludes LanzaTech Aker Carbon, Metalla Royalty & Streaming, and Lithium Royalty due to limited forecasted financial information available

DevvStream
33

 appendix  Supplementary Information& Risk Factors

Leadership with Experience in Technology and ESG



Sunny Trinh
Chief Executive Officer

- ~25 years experience in tech, CSR, ESG & carbon markets
- Led innovation, engineering and sales at Avnet (NASDAQ: AVT) and Arrow Electronics (NYSE: ARW) working with dozens of companies in renewable and energy efficiency technologies



David Oliver
Head of Carbon

- ~15 years experience in the compliance and voluntary carbon markets; leads the development of Canada's first National Carbon Association
- Carbon monetization advisor to industry and federal and provincial governments in Canada



Destenie Nock, PhD
Chief Sustainability Officer

- ~10 years experience in sustainability investments, environmental policies, and energy equality
- Assistant Professor at Carnegie Mellon University
- Helped develop Ireland's Renewable Obligation Credits



Bryan Went
Chief Revenue Officer

- ~15 years experience as a founder, executive, and investor in sustainability and blockchain technologies
- Co-founded companies in alternative fuel motors, LEDs and other green technologies



David Goertz
Chief Financial Officer

- ~22 years experience in public accounting, taxation, and business advisory
- Deep understanding of public company operations, restructurings, acquisitions & IPOs



Chris Merkel
Chief Operating Officer

- ~25 years experience in business development and operations
- Held various senior-level business development roles at Avnet (NASDAQ: AVT) and Arrow Electronics (NYSE: ARW)

DevvStream
35

Board Built of Industry Thought-Leaders



Tom Anderson
Chairman

- Founder and CEO of Devvio, a leading provider of enterprise blockchain solutions for ESG markets
- Successful entrepreneur with multiple exits including large IP
- sale to Facebook



Michael Max Buehler
Director

- Member of G20/Think20 Task Force 7 Infrastructure Investment and Financing
- World Economic Forum, Former Director & Head of Infrastructure & Urban Development Industries



Stephen Kukucha
Lead Independent Director

- Partner at PacBridge Partners, Senior Advisor at Fort Capital and board member at SDTC
- Previously External Affairs team lead at Ballard Power



Jamila Piracci
Director

- Attorney at Federal Reserve Bank of New York
- Created regulatory program at the National Futures Assoc.
- Lawyer for the International Swaps and Derivatives Assoc.



Ray Quintana
Director

- Global President of Devvio
- ~20 years experience in technology investing, corporate strategy, valuation and strategic finance



Will Stewart
Advisory Board Member

- Former Executive Chairman of Xpansiv; Xpansiv recently raised US$400M from Blackstone
- Tech venture investor, having invested US$4bn+ in ~75 early-stage technology companies over the course of ~28 years

DevvStream
36

Risk Factors  37  Certain factors may have a material adverse effect on our business, financial condition and results of operations. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently believe are not material, may also become important factors that could have a material adverse effect on our business, financial condition and results of operations. If any of the following risks actually materialize, they could have a material adverse effect on our business, financial condition and results of operations. In that event, you could lose part or all of your investment. All references in this section to “we,” “our” or “us” refer to both the business of DevvStream Holdings Inc. and its subsidiaries (collectively, “Devvstream”) prior to the consummation of the contemplated business combination (the “Contemplated Business Combination”) with Focus Impact Acquisition Corp. (“FIAC”) and to the business of the post-business combination public company and its subsidiaries.  The list below is not exhaustive. It has been prepared solely for purposes of the private placement transaction and solely for potential private placement investors. It has not been prepared for any other purpose. You should carefully consider these risks and uncertainties, together with any other information provided to you, and you should carry out your own diligence and consult with your own financial and legal advisors concerning the risks and suitability of an investment in this offering before making an investment decision. Risks relating to the business and securities of Devvstream and FIAC as well as the Contemplated Business Combination will be disclosed in future documents filed or furnished by Devvstream or FIAC with the U.S. Securities and Exchange Commission (“SEC”), including the documents filed or furnished in connection with the Contemplated Business Combination. The risks and uncertainties presented in such filings will be consistent with those that would be required for a public company in its SEC filings, including with respect to the business and securities of Devvstream and FIAC as well as the Contemplated Business Combination. Accordingly, such risks and uncertainties may differ significantly from, and be more exhaustive than, those presented below.  Risks Related to Devvstream’s Business and Industry  We have a limited operating history and financial results make our future results, prospects and the risks we may encounter difficult to predict.  We may lack sufficient funds to achieve or planned business objectives and may seek to raise further funds through equity or debt financing or other means. An inability to access the capital or financial markets may limit our ability to fund our ongoing operations and execute our business plan to pursue investments that we may rely on for future growth.  Our business is substantially reliant on our technology partnership with Devvio, Inc., the termination of which could have a material adverse effect on our financial condition.  If the assumptions used to determine our market opportunity are inaccurate, our future growth rate may be affected and the potential growth of our business may be limited.  If demand for carbon credits does not grow as expected or develops more slowly than expected, our revenues may stagnate or decline and our business may be adversely affected.  The carbon credit market is competitive and we expect to face increasing competition in many aspects of our business, which could cause operating results to suffer.  The carbon market is an emerging market and its growth is dependent on the development of a commercialized market for carbon credits.  Because our business is significantly concentrated in carbon credits and the carbon market, we are susceptible to adverse economic or regulatory occurrences materially and adversely affecting our performance.  If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.  Certain of our directors, director nominees and/or officers may have interests that compete with ours.  The risks described herein are not the only ones Devvstream or FIAC face. Additional risks that are not currently known or that are currently believed to be immaterial may also impact our business, financial condition or results of operations. You should review the investor presentation and perform your own due diligence prior to making in investment in FIAC.  PLEASE SEE DEFINITIVE PROXY STATEMENT FOR ADDITIONAL RELEVANT DETAILS

 Risk Factors (continued)  38  Risks Related to Devvstream’s Business and Industry (continued)  Increased scrutiny of ESG matters, including our completion of certain ESG initiatives, could have an adverse effect on our business, financial condition and results of operations, result in reputational harm and negatively impact the assessments made by ESG-focused investors when evaluating us.  The market price of shares of our common stock is subject to the price of carbon credits and may decline regardless of our operating performance.  Our due diligence process in connection with acquisitions, investments or streaming arrangements that we undertake may not reveal all relevant facts in connection with an acquisition, investment or streaming arrangement.  We may not realize the anticipated benefits of past or future acquisitions, and integration of these acquisitions may disrupt our business.  Our long-term success depends, in part, on properties and assets developed and managed by third party project developers, owners and operators.  We may have limited access to data and disclosure regarding the operations or projects for which we are not developer, owner or operator. This limited access may restrict our ability to assess the value and performance of our operations.  Our streams are largely contract-based and the terms of such contracts may not be honored by developers or operators of a project.  We may acquire future streams in which we have limited control and our interests in such streams may be subject to transfer or other related restrictions.  Physical and transition risks arising from climate change, including risks posed by the increased frequency or severity of natural and catastrophic events and regulations or policies related to climate change, may negatively impact our business and operations.  The threat of global economic, capital markets and credit disruptions pose risks to our business.  Inflation could adversely affect our business and results of operations.  Carbon markets, particularly the voluntary markets, are still evolving and there are no assurances that the carbon credits we purchase or generate through our investments will find a market.  We are subject to economic, political and other risks of doing business globally and in emerging markets.  Our insurance policies may be inadequate, may not cover all of our potential liabilities and may potentially expose us to uncoverable risks.  Fluctuations in foreign exchange rates may negatively affect our business.  Risks Related to Devvstream’s Information Technology and Intellectual Property  Failure of a key information technology system, process or site could have an adverse effect on our business.  If we suffer a security incident or breach, our reputation may be harmed and we may suffer significant liabilities, any of which would harm our business and results of operations.  The actual or perceived failure to comply with data privacy and data security laws, regulations and industry standards could have a material adverse effect on our reputation, results of operations or financial condition or have other adverse consequences.  Our inability to retain licenses to intellectual property owned by third parties may negatively impact our financial results and operations.  If we are unable to obtain, protect or enforce our rights in proprietary technology, brands or other intellectual property, our competitive advantage, business, financial condition, results of operations, cash flow and prospects could be adversely affected.  The risks described herein are not the only ones Devvstream or FIAC face. Additional risks that are not currently known or that are currently believed to be immaterial may also impact our business, financial condition or results of operations. You should review the investor presentation and perform your own due diligence prior to making in investment in FIAC.  PLEASE SEE DEFINITIVE PROXY STATEMENT FOR ADDITIONAL RELEVANT DETAILS

 Risk Factors (continued)  39  Risks Related to Legal, Compliance and Regulations  Our business and current and future operations are subject to liabilities and operating restrictions arising from regulatory requirements. We will be subject to regulatory requirements in multiple jurisdictions, which impose substantial compliance requirements on our operations. Our operating costs could be significantly increased in order to comply with new or more stringent regulatory standards in the jurisdictions in which we operate.  From time to time, we may be involved in litigation, regulatory actions or government investigations and inquiries, which could have an adverse impact on our profitability and financial position.  It may be difficult for our stockholders to acquire jurisdiction and enforce liabilities against our assets based in international jurisdictions.  We may not be able to have all our projects validated through a compliance market or by an internationally recognized carbon credits standard body.  Carbon pricing initiatives are based on scientific principles that are subject to debate. Failure to maintain international consensus may negatively affect the value of carbon credits.  Our business may require numerous permits, licenses and other approvals from various governmental agencies, and the failure to obtain or maintain any of them, or delays in obtaining them, could materially adversely affect us.  Our cross-border operations require us to comply with anti-bribery and anti-corruption laws.  We are subject to legal risks associated with our global operations.  Carbon trading is heavily regulated and new legislation in the jurisdictions in which we operate may materially impact our operations.  Risks Related to the Contemplated Business Combination  Events, changes or other circumstances, many of which are beyond the control of Devvstream and FIAC, could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the Contemplated Business Combination.  The Contemplated Business Combination may disrupt current plans and operations of Devvstream.  If the Contemplated Business Combination's benefits do not meet expectations of investor or securities analysts, the market price of FIAC's securities, or following the consummation of the Contemplated Business Combination, the combined company's securities, may decline.  The valuation ascribed to the combined company may not be indicative of the price that will prevail in the trading market following the Contemplated Business Combination. If an active market for the combined company's securities develops and continues, the trading price of the combined company's securities following the Contemplated Business Combination could be volatile and subject to wide fluctuations in response to various factors, which could contribute to the loss of all or part of your investment.  Both FIAC and Devvstream will incur significant transactions costs in connection with the Contemplated Business Combination.  The risks described herein are not the only ones Devvstream or FIAC face. Additional risks that are not currently known or that are currently believed to be immaterial may also impact our business, financial condition or results of operations. You should review the investor presentation and perform your own due diligence prior to making in investment in FIAC.  PLEASE SEE DEFINITIVE PROXY STATEMENT FOR ADDITIONAL RELEVANT DETAILS

 Risk Factors (continued)  40  Risks Related to the Contemplated Business Combination (continued)  FIAC and Devvstream may not successfully or timely consummate the Contemplated Business Combination, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Contemplated Business Combination or that the approval of the stockholders of FIAC or Devvstream is not obtained.  The consummation of the Contemplated Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Contemplated Business Combination agreement may be terminated in accordance with its terms and the Contemplated Business Combination may not be completed.  Since Focus Impact Sponsor, LLC (“FIAC Sponsor”) has interests that are different, or in addition to (and which may conflict with), the interests of the FIAC public stockholders, a conflict of interest may exist in determining whether the Contemplated Business Combination is appropriate as a business combination. Such interests include that the FIAC Sponsor will lose its entire investment in FIAC if a business combination is not completed.  There is no guarantee that a stockholder's decision whether to redeem its shares for a pro rata portion for the trust account will put the stockholder in a better future economic position.  Legal proceedings in connection with the Contemplated Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Contemplated Business Combination.  Following the consummation of the Contemplated Business Combination, the combined company will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operation.  Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect Devvstream's or the combined company's business, including the ability of the parties to consummate the Contemplated Business Combination, and results of operation of Devvstream or the combined company.  The risks described herein are not the only ones Devvstream or FIAC face. Additional risks that are not currently known or that are currently believed to be immaterial may also impact our business, financial condition or results of operations. You should review the investor presentation and perform your own due diligence prior to making in investment in FIAC.  PLEASE SEE DEFINITIVE PROXY STATEMENT FOR ADDITIONAL RELEVANT DETAILS

 THANK YOU